Exhibit 1.1
DENBURY RESOURCES INC.
$1,000,000,000 8.25% Senior Subordinated Notes due 2020
Underwriting Agreement
February 3, 2010
J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Denbury Resources Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $1.0 billion principal amount of its 8.25% Senior Subordinated Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated on or about February 10, 2010 (the “Indenture”) between the Company, the guarantors listed in Schedule 2 (collectively, the “Denbury Guarantors”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Upon consummation of the Merger (as defined below), the Company shall cause the entities listed on Schedule 3 hereto (collectively, the “Encore Guarantors” and, together with the Denbury Guarantors, the “Guarantors”) to (i) enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder Agreement”) pursuant to which such Encore Guarantors will become parties hereto and (ii) enter into a supplemental indenture, a form of which is attached to the Indenture (the “Supplemental Indenture”), pursuant to which they will become parties to the Indenture and Guarantors of the Securities. The Securities will be guaranteed on an unsecured senior subordinated basis (the “Guarantees”) by each of the Denbury Guarantors on the Closing Date and also by each of the Encore Guarantors upon consummation of the Merger. The representations, warranties, agreements and obligations of the Encore Guarantors herein shall not become effective until the consummation of the Merger, at which time such representations, warranties, agreements and obligations shall become effective pursuant to the Joinder Agreement. Thereafter all representations, warranties, agreements and obligations of the Company and the Guarantors shall be joint and several. All representations and warranties made by the Company in this Agreement with respect to Encore and its subsidiaries (including the Encore Guarantors) are made to the Company’s knowledge, whether or not so stated in any particular such representation and warranty.

     The Securities are being issued and sold in connection with the proposed merger (the “Merger”) of Encore Acquisition Company, a Delaware corporation (“Encore”), into the Company, pursuant to an Agreement and Plan of Merger dated October 31, 2009 (the “Merger Agreement”), between the Company and Encore. The term “Merger Closing Date” shall refer to the date of the consummation of such Merger.
     Pursuant to this Underwriting Agreement (this “Agreement”), the Indenture and the escrow and security agreement (the “Escrow Agreement”) among the Company, the Trustee and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), the Company is required on the Closing Date to direct the Underwriters to deposit the net proceeds as determined in accordance with Section 2(a) hereof (the “Offering Proceeds”) into an escrow account (the “Escrow Account”).
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-164630), including a prospectus, relating to the Securities. Such registration statement, which became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement (and any amendments thereto) at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of

Sale Information”): a Preliminary Prospectus dated February 2, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any, from February 10, 2010 to the Closing Date (as defined below); provided that if the Merger is not consummated prior to May 31, 2010, each of the Underwriters shall rebate to the Company 50% of the gross spread received by such Underwriter based on the respective principal amount of Securities purchased by such Underwriter set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on February 10, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Accounts against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.
     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, other than the Underwriters in their capacity as such (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries and, to the Company’s knowledge, of Encore and its subsidiaries, as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements of the Company and, to the Company’s knowledge, such financial statements of Encore have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its subsidiaries and of Encore and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and, to the Company’s knowledge, of Encore and its subsidiaries, respectively, and presents fairly the information shown thereby. The pro forma financial information and the related notes thereto included in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company and Encore included or incorporated by reference in the

Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or of Encore or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Encore on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries or of Encore and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries nor Encore or any of its subsidiaries, has entered into any transaction or agreement that is material to the Company and its subsidiaries or Encore and its subsidiaries, taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries or Encore and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries nor Encore or any of its subsidiaries, has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of clauses (i), (ii) and (iii), as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company, Encore and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole and after giving effect to the Merger, or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries required to be listed and so listed in Exhibit 21 to the Registration Statement.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for general partner interests) and are owned directly or indirectly by the Company, after giving effect to the Merger, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as set forth in any partnership governing documents.

     (j) Due Authorization. The Company and each of the Denbury Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein) and the Escrow Agreement (together with the Joinder Agreement and the Supplemental Indenture, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which they are a party and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Indenture and Escrow Agreement. The Indenture has been duly authorized by the Company and each of the Denbury Guarantors and has been duly qualified under the Trust Indenture Act and, when the Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto, constitutes a valid and legally binding agreement of the Company and each of the Denbury Guarantors enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Escrow Agreement has been duly and validly authorized by the Company and, when such Escrow Agreement is duly executed and delivered the Company (assuming the due authorization, execution and delivery thereof by the Escrow Agent and the Trustee), will constitute a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.
     (m) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and on the date hereof, the Guarantees of the Denbury Guarantors have been duly authorized by each of the Denbury Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein will be valid and legally binding obligations of each of the Denbury Guarantors, enforceable against each of the Denbury Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Denbury Guarantors.
     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

     (p) No Violation or Default. Neither the Company, nor Encore or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Guarantors or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or any of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party, except for the registration of the Securities (including the Guarantees) under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities (including the Guarantees) by the Underwriters.
     (s) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries or Encore or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or Encore or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries or Encore or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (t) Independent Registered Public Accounting Firms. PricewaterhouseCoopers (“PwC”), who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. Ernst & Young LLP (“E&Y”), who has certified certain financial statements of Encore and its subsidiaries, is an independent registered public accounting firm with respect to Encore and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (u) Title to Real and Personal Property. The Company, Encore and their respective subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Encore and their respective subsidiaries. Any liens, encumbrances, claims and defects and imperfections of title with respect to the items of real and personal property are disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or do not materially interfere with the use made and proposed to be made of such property by the Company, Encore and their respective subsidiaries and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (v) Title to Intellectual Property. The Company, Encore and their respective subsidiaries own or possess adequate rights or licenses to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and believe the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company, Encore and their respective subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.
     (w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Encore or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Encore or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.
     (x) Investment Company Act. Each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (y) Taxes. The Company, Encore and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, Encore or any of their respective subsidiaries or any of their respective properties or assets.
     (z) Licenses and Permits. The Company, Encore and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, Encore or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Encore or any of their respective subsidiaries exists or, to the best knowledge of the Company and the Guarantors, is contemplated or threatened and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their subsidiaries’

principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
     (bb) Compliance With Environmental Laws. (i) The Company, Encore and their respective subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, the Guarantors or their respective subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company, Encore and their respective affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for any such failure to comply as would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except for any such prohibited transaction, as would not, individually or in the aggregate, have a Material Adverse Effect; and no such plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.
     (dd) Disclosure Controls. The Company, Encore and their respective subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required under the Exchange Act to be disclosed in the Company’s filings is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. In connection with assessing material information required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the chief executive officer and chief financial officer of the Company and, to the Company’s knowledge, the chief executive officer and chief financial officer of Encore have evaluated the effectiveness of the Company’s and Encore’s disclosure controls and procedures as of the end of the Company’s and Encore’s 2008 fiscal year and have determined that such disclosure controls and procedures are effective in all material respects in providing to them on a timely basis such material information.
     (ee) Accounting Controls. The Company, Encore and their respective subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there were no material weaknesses in the Company’s or Encore’s internal controls for the period covered by the applicable 2008 10-K, and, for the periods subsequent to the period covered by the applicable 2008 10-K, there are no material weaknesses in the Company’s or Encore’s internal controls that have come to the attention of the Company’s or, to the Company’s knowledge, Encore’s management.
     (ff) Insurance. The Company, Encore and their respective subsidiaries have insurance covering such risks as are customarily carried by businesses similarly situated, including insurance against (other than losses or damage to property owned by the Company, Encore or any of their respective subsidiaries which is self-insured) losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk covering their respective properties, operations, personnel and businesses, including business interruption insurance; and none of the Company, Encore or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (gg) No Unlawful Payments. None of the Company, Encore or any of their respective subsidiaries or, to the best knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Encore or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (hh) Compliance with Money Laundering Laws. The operations of the Company, Encore and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Encore or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantors, threatened.
     (ii) Compliance with OFAC. None of the Company, Encore, any of their respective subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or Affiliate of the Company, Encore or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); the Company is not currently under investigation by OFAC; the Company has not discovered any facts that would lead it to believe it has violated any laws or regulations administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (jj) Solvency. On the Closing Date, and after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus, as of the Closing Date, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the debts of the Company (including an amount of contingent liabilities, computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not incurred debts and does not propose to incur debts that would be beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

     (kk) No Restrictions on Subsidiaries. Except as provided in (i) before the Merger, the Company’s Amended and Restated Credit Agreement, among Denbury Onshore, LLC, as Borrower, the Company as Parent Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other financial institutions dated September 14, 2006, as amended, and after the Merger, an agreement of the Company with respect to a new senior secured revolving credit facility with a four year term and an aggregate commitment of senior secured lenders of $1.6 billion (or any successor thereto or replacement thereof) as described in the Prospectus, (ii) the Credit Agreement, among Encore Energy Partners Operating LLC, as Borrower, Encore Energy Partners LP, as Guarantor, Bank of America, N.A., as Administrative Agent and L/C Issuer, and certain other financial institutions dated March 7, 2007, (iii) the Indenture, (iv) the Company’s Indenture dated as of March 25, 2003 relating to the Company’s 7 1/2% Senior Subordinated Notes Due 2013, (v) the Company’s Indenture dated as of April 3, 2007 relating to the Company’s 7 1/2% Senior Subordinated Notes Due 2015, (vi) the Company’s Indenture dated as of February 13, 2009 relating to the Company’s 9 3/4% Senior Subordinated Notes due 2016, (vii) the Company’s Third Supplemental Indenture dated as of April 27, 2009 relating to the Company’s 9 1/2% Senior Subordinated Notes Due 2016, (viii) Encore’s Indenture, dated as of April 2, 2004, relating to Encore’s 6.25% Senior Subordinated Notes due 2014, (ix) Encore’s Indenture, dated as of July 13, 2005, relating to Encore’s 6.0% Senior Subordinated Notes due 2015, (x) Encore’s First Supplemental Indenture, dated as of November 16, 2005, to Encore’s Indenture, dated as of November 16, 2005, relating to Encore’s 7.25% Senior Subordinated Notes due 2017 and (xi) Encore’s Third Supplemental Indenture, dated as of April 27, 2009, to Encore’s Indenture, dated as of November 16 2005, relating to Encore’s 9.50% Senior Subordinated Notes due 2016, no subsidiary of the Company or Encore is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or Encore, as applicable, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or Encore, as applicable, any loans or advances to such subsidiary from the Company or Encore, as applicable, or from transferring any of such subsidiary’s properties or assets to the Company or Encore, as applicable, or any other subsidiary of the Company except that there are limitations on dividends, asset contributions, or distributions that may be paid to Genesis Energy Inc.
     (ll) No Broker’s Fees. None of the Company, Encore or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, Encore or any of their respective subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (mm) No Registration Rights. No person has the right to require the Company, Encore or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

     (nn) No Stabilization. Neither the Company, Encore nor any of their respective subsidiaries have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (oo) [Intentionally Omitted.]
     (pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers or, to the Company’s knowledge, Encore or any of its directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (tt) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering.
     (uu) Reserve Report Data. The oil and gas reserve estimates of each of the Company and its subsidiaries and Encore and its subsidiaries for the fiscal years ended December 31, 2007, 2008 and 2009 contained in the Preliminary Prospectus and the Prospectus are derived from reports that have been prepared by the independent petroleum consulting firms as set forth therein, such reserve estimates fairly reflect the oil and gas reserves of each of the Company and its subsidiaries and Encore and its subsidiaries at the dates indicated therein and are in accordance, in all material respects, with the Commission guidelines applied on a consistent basis throughout the periods involved.
     (vv) Independent Reserve Engineering Firms. DeGolyer and MacNaughton have represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Company and its subsidiaries and for the periods set forth in the Preliminary Prospectus and the Prospectus. Miller and Lents, Ltd. have represented to Encore that they are, and Encore believes them to be, independent reserve engineers with respect to Encore and its subsidiaries and for the periods set forth in the Preliminary Prospectus and the Prospectus.
     (ww) Encore Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by each of the Company and, to the Company’s knowledge, Encore, and constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, subject to the Enforceability Exceptions; and, to the Company’s knowledge, constitutes a valid and legally binding agreement of Encore enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. The Merger Agreement conforms in all material respects to the summary description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.
     (xx) Encore Merger. To the knowledge of the Company, the representations and warranties of Encore contained in Article III of the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof, and will be, as of the Closing Date, true and accurate in all material respects. To the knowledge of the Company, neither Encore nor its subsidiaries were, as of the date of the Merger Agreement, or are, as of the date hereof, or will be, as of the Closing Date, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Merger Agreement, in each case except to the extent that such default or breach would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Combined Successor Company (defined below) and its subsidiaries taken as a whole. “Combined Successor Company” shall mean the Company after giving effect to the Merger and shall include all assets (including capital stock of all subsidiaries of the Combined Successor Company), liabilities and business held by or to be transferred to the Company and its subsidiaries after giving effect to the Merger.
     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Securities Act, will file, any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two copies of the Registration Statement with fax signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has been filed; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv)

of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the

Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”
     (k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Legending and Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, comply with legending requirements applicable to Issuer Free Writing Prospectuses and retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with the Securities Act.
     (m) Escrow Agreement. The Company will deposit the Offering Proceeds into the Escrow Account and will comply with all of its agreements set forth in the Escrow

Agreement and will use its best efforts to do and perform all things necessary to perfect a first priority security interest in the Offering Proceeds and the other Collateral (as such terms are defined in the Escrow Agreement).
     (n) Joinder Agreement and Supplemental Indenture. On the Merger Closing Date, the Company will cause the Encore Guarantors to execute and deliver to the Underwriters the Joinder Agreement and shall deliver to the Underwriters copies of the Supplemental Indenture executed and delivered by duly authorized officers of the Encore Guarantors.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not used and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company); provided however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show, if the contents therein have been prepared by, or approved in advance by, the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.
     (b) It will, pursuant to reasonable procedures developed in good faith, comply with any legending requirements applicable to each free writing prospectus used or referred to by it in accordance with the Securities Act.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of the Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Denbury Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company and the Denbury Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Denbury Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or Encore, any of the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or Encore, any of the Guarantors or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Denbury Guarantor who has specific knowledge of the Company’s or such Denbury Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Denbury Guarantors in this Agreement are true and correct and that the Company and the Denbury Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Encore Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of Encore who has specific knowledge of Encore’s financial matters and is satisfactory to the Representative confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and Encore’s annual report, quarterly reports and current reports filed pursuant to Section 13 or 15(d) of the Exchange Act and, to the best knowledge of such officer, the financial statements and specified portions of such filings by Encore that are incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus are true and correct in all material respects.
     (g) Comfort Letters. On the date of this Agreement and on the Closing Date, each of PwC (with respect to the Company) and E&Y (with respect to Encore) shall have furnished to the Representative, at the request of the Company and Encore, respectively, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (h) Opinion and 10b-5 Statement of Counsel for the Company. Baker Hostetler LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.
     (i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

     (k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (l) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     (m) Reserve Report Confirmation Letters. On the date of this Agreement and on the Closing Date, (a) DeGolyer and MacNaughton shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information with respect to the oil and gas reserves of the Company and its subsidiaries as reported in letters to the Company and (b) Miller and Lents, Ltd. shall have furnished to the Representative, at the request of Encore, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information with respect to the oil and gas reserves of Encore and its subsidiaries as reported in letters to Encore.
     (n) Escrow Agreement. The Company, the Escrow Agent and the Trustee shall have executed and delivered the Escrow Agreement and the Underwriters shall have received a copy thereof. The Escrow Account shall have been established by the Escrow Agent, to the reasonable satisfaction of the Underwriters. The Company shall have deposited the Offering Proceeds into the Escrow Account substantially concurrently with payment and delivery of the Securities. The Company shall have granted, to the extent it has rights therein, a valid first priority security interest in the Escrow Account and, upon deposit thereof, all Offering Proceeds maintained therein in favor of the Trustee on behalf of the holders of the Securities and shall have perfected such security interest to the reasonable satisfaction of the Underwriters and the other conditions contained in the Escrow Agreement shall have been satisfied. The Underwriters shall have received copies of such documents as they may reasonably request in connection with the foregoing.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company and each of the Denbury Guarantors agree as of the date hereof, and upon execution and delivery of the Joinder Agreement, each of the Encore Guarantors will jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each of clauses (i) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) as of the date hereof, the Company and each of the Denbury Guarantors and, upon the execution and delivery of the Joinder Agreement, the Encore Guarantors, (ii) each director and each officer who signed the Registration Statement, as of the date hereof, of the Company or any of the Denbury Guarantors and (iii) each person, if any, who controls, as of the date hereof, the Company or any of the Denbury Guarantors and, upon the execution and delivery of the Joinder Agreement, the Encore Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth and sixth paragraphs under the table of Underwriters in the section entitled “Underwriting” in the Prospectus and the following information in the Issuer Free Writing Prospectus dated February 3, 2010: the final sentence of the first paragraph of the legend in the final pricing term sheet for the Securities.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraphs (a) and (b) above that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Denbury Guarantors and, upon execution and delivery of the Joinder Agreement, the Encore Guarantors, on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Denbury Guarantors and, upon execution and delivery of the Joinder Agreement, the Encore Guarantors, on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Denbury Guarantors and, upon execution and delivery of the Joinder Agreement, the Encore Guarantors, on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Denbury Guarantors and, upon execution and delivery of the Joinder Agreement, the Encore Guarantors, on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Denbury Guarantors and, upon execution and delivery of the Joinder Agreement, the Encore Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraph (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraph (d) above are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company, Encore or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Denbury Guarantors and on the Merger Closing Date, the Encore Guarantors, jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants and independent reserve engineers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters, (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement or (iv) the Underwriters refund a portion of the gross underwriting spread pursuant to Section 2(a) hereof, the Company and the Denbury Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Larry Landry. Notices to the Company and the Guarantors shall be given to them at Denbury Resources Inc., 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024, (fax: 972-673-2051); Attention: Phil Rykhoek.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

DENBURY RESOURCES INC.,
By	/s/ Mark C. Allen
	Name	Mark C. Allen
	Title	Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS: DENBURY ONSHORE, LLC,
By	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GATHERING & MARKETING, INC.,
By	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY OPERATING COMPANY,
By	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY MARINE, L.L.C.,
By	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

TUSCALOOSA ROYALTY FUND LLC,
By	Denbury Operating Company, its Sole Member

	By	/s/ Mark C. Allen
		Name:	Mark C. Allen
		Title:	Senior Vice President and Chief Financial Officer

DENBURY GREEN PIPELINE-TEXAS, LLC,
By	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

Accepted: February 3, 2010
J.P. MORGAN SECURITIES INC.

By /s/ J.P. Morgan Securities Inc.
Authorized Signatory
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Principal Amount
Underwriter	of Securities

J.P. Morgan Securities Inc.	$330,000,000
Banc of America Securities LLC	220,000,000
RBC Capital Markets Corporation	55,000,000
UBS Securities LLC	55,000,000
Wells Fargo Securities, LLC	55,000,000
BNP Paribas Securities Corp.	55,000,000
Credit Suisse Securities (USA) LLC	55,000,000
Scotia Capital Inc.	55,000,000
Calyon Securities (USA) Inc.	30,000,000
BBVA Securities Inc.	30,000,000
Capital One Southcoast, Inc.	30,000,000
Comerica Securities, Inc.	10,000,000
Suntrust Robinson Humphrey, Inc.	10,000,000
ING Financial Markets LLC	10,000,000

Total	$1,000,000,000

Schedule 2

State of
Incorporation
Guarantors	or Organization
DENBURY ONSHORE, LLC	Delaware
DENBURY GATHERING & MARKETING, INC.	Delaware
DENBURY OPERATING COMPANY	Delaware
DENBURY MARINE, L.L.C.	Louisiana
TUSCALOOSA ROYALTY FUND LLC	Mississippi
DENBURY GREEN PIPELINE-TEXAS, LLC	Delaware

Schedule 3

State of
Incorporation
Guarantors	or Organization
EAP PROPERTIES, INC.	Delaware
EAP OPERATING, LLC	Delaware
ENCORE OPERATING, L.P.	Texas
ENCORE OPERATING LOUISIANA, LLC	Delaware
GREENCORE PIPELINE COMPANY LLC	Delaware
GREEN ROCK LLC	Delaware
BELLE AIRE LLC	Delaware

Annex A
Form of Opinion of Baker & Hostetler LLP
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement and the Indenture was qualified under the Trust Indenture Act of 1939 as of the date and time specified in such opinion; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.
     (b) The Registration Statement and the Preliminary Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements or notes thereto, pro forma financial data, or other financial, statistical, accounting or reserve data, schedules or matters contained in the Registration Statement, the Preliminary Prospectus included in the Time of Sale Information and the Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.
     (c) The Company, the Denbury Guarantors and each of their respective subsidiaries have been duly incorporated or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have the corporate or limited liability company (as applicable) power and authority to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
     (d) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company and the Denbury Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable (except for general partner interests).
     (e) The Company and each of the Denbury Guarantors have the corporate or limited liability company (as applicable) power and authority to execute and deliver each of the Transaction Documents to which any of them is a party and to perform their respective obligations thereunder; and all action required to be taken by the Company and each of the Denbury Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (f) The Indenture has been duly authorized, executed and delivered by the Company and each of the Denbury Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Denbury Guarantors enforceable against the Company and each of the Denbury Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
     (g) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees by the Denbury Guarantors have been duly authorized by each of the Denbury Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be valid and legally binding obligations of each of the Denbury Guarantors, enforceable against each of the Denbury Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (h) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Denbury Guarantors.
     (i) The Escrow Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
     (j) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (k) The execution, delivery and performance by the Company and each of the Denbury Guarantors of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities, the issuance of the Guarantees by the Denbury Guarantors and compliance by the Company and each of the Denbury Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any provision of law applicable to the Company or any of the Denbury Guarantors, (ii) the articles or certificate of incorporation or articles of organization, bylaws or operating agreement, or other charter documents of the Company or any of the Denbury Guarantors, or (iii) any agreement or other instrument listed and filed as an exhibit to an Exchange Act report or, to our knowledge, any judgment, order or decree to which the Company or any of the Denbury Guarantors are subject of any governmental body, agency or court having jurisdiction over the Company or any of the Denbury Guarantors, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (l) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Denbury Guarantors of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities, the issuance of the Guarantees by the Denbury Guarantors and compliance by the Company and each of the Denbury Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture and the Trustee under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (m) To the best knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, the Denbury Guarantors or any of their respective subsidiaries is or may be a party or to which any property of the Company, the Denbury Guarantors or any of their respective subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, the Denbury Guarantors or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.
     (n) The statements or descriptions included or incorporated by reference in the Preliminary Prospectus and the Prospectus under the headings “Summary—The offering,” “Risk factors— We are subject to complex federal, state and local laws and regulations, including environmental laws, that could adversely affect our business,” “Risk factors— A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims,” “Description of the notes,” and “Material U.S. federal income tax considerations,” and in the Company’s 2008 Annual Report on Form 10-K under the captions “Item 1. Business — Federal and State Regulations” and “Item 3. Legal Proceedings,” only insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the legal matters, documents or proceedings referred to therein. To the best knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (o) The Company and each of the Denbury Guarantors is not and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
     (p) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company and Encore prior to the Closing Date (other than the financial statements or notes thereto, pro forma financial data, or other financial, statistical, accounting or reserve data, schedules or matters contained in the Registration Statement, the Time of Sale Information and the Prospectus, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     (q) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     Such counsel shall also state that they have participated in conferences with representatives of the Company, representatives of Encore, representatives of the independent accountants of the Company, representatives of the independent accountants of Encore and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for, and have not verified, the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph (n) of this opinion), and, on the basis of the foregoing (relying as to materiality, in part, on facts and opinions provided by officers and other representatives of the Company and Encore) nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A or 430B to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the matters covered in this paragraph do not speak to, and such counsel expresses no belief as to, financial statements or notes thereto, pro forma financial data, or other financial, statistical, accounting or reserve data, schedules or matters contained in the Registration Statement, the Time of Sale Information or the Prospectus.
     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Denbury Guarantors and public officials that are furnished to the Underwriters.
     The opinion of Baker Hostetler LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B
Time of Sale Information
1.	Final pricing term sheet relating to the Securities substantially in the form of Annex C attached hereto.

Annex C
Filed Pursuant to Rule 433
Registration Statement No. 333-164630
February 3, 2010
Denbury Resources Inc.
Pricing Term Sheet

Issuer:	Denbury Resources Inc.

Security Description:	Senior Subordinated Notes

Distribution:	SEC Registered

Aggregate Principal Amount:	$1,000,000,000

Gross Proceeds:	$1,000,000,000

Net Proceeds (Before Expenses):	$980,000,000

Coupon:	8.250%

Maturity:	February 15, 2020

Offering Price:	100.0% of face amount, plus accrued interest from February 10, 2010

Yield to Maturity:	8.250%

Spread to Benchmark Treasury:	+457 bps

Benchmark Treasury:	UST 3.375% due 11/15/2019

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2010

Optional Redemption:	Make-whole call at T+50 until February 15, 2015

On or after February 15, 2015: 104.125%
On or after February 15, 2016: 102.750%
On or after February 15, 2017: 101.375%
On or after February 15, 2018 and thereafter: 100%

Equity Clawback:	Prior to February 15, 2013, up to 35% may be redeemed at 108.250%

Change of Control:	Put @ 101% of principal plus accrued interest

Trade Date:	February 3, 2010

Settlement:	T+5; February 10, 2010

CUSIP:	24823UAG3

ISIN:	US24823UAG31

Ranking:	Senior subordinated unsecured obligations of Issuer

Ratings:	B1/BB

Denominations:	2,000x1,000

Book-Running Managers:	J.P. Morgan Securities Inc.
Banc of America Securities LLC
RBC Capital Markets Corporation
UBS Securities LLC
Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp.
Credit Suisse Securities (USA) LLC
Scotia Capital Inc.
Calyon Securities (USA) Inc.
BBVA Compass Bank
Capital One Southcoast, Inc.
Comerica Securities, Inc.
Suntrust Robinson Humphrey, Inc.
ING Financial Markets LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-270-3994.

Exhibit A
FORM OF JOINDER AGREEMENT
[DATE]
J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 to the Purchase
Agreement (as defined)
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     WHEREAS, the Company, the Denbury Guarantors and the Underwriters named therein (the “Underwriters”) heretofore executed and delivered an Underwriting Agreement, dated February 3, 2010 (the “Underwriting Agreement”), providing for the issuance and sale of the Securities (as defined therein); and
     WHEREAS, the Company has agreed to cause, as a condition to the consummation of the offering of the Securities, each Encore Guarantor (as defined in the Underwriting Agreement), which was originally not a party thereto, to join in the Underwriting Agreement on the Merger Closing Date.
     Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.
     NOW, THEREFORE, each Encore Guarantor party hereto hereby agrees for the benefit of the Underwriters, as follows:
     1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Underwriting Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Underwriting Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Guarantor in the Underwriting Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor and be entitled to all rights and privileges of a Guarantor pursuant to the Underwriting Agreement.
     2. Representations, Warranties and Agreements of the Encore Guarantors. Each of the Encore Guarantors hereby represents and warrants to and agrees with the Underwriters that:

(a) it has all the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby; that this Joinder Agreement has been duly and validly authorized and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms (subject to the Enforceability Exceptions).
(b) it has full right, power and authority to execute and deliver the Supplemental Indenture (including each Guarantee set forth therein) and to perform its respective obligations thereunder; and, on the date hereof, all action required to be taken for the due and proper authorization, execution and delivery of the Supplemental Indenture (including each Guarantee set forth therein) and the consummation of the transactions contemplated thereby will have been duly and validly taken.
(c) the Supplemental Indenture has been duly and validly authorized by each of the Encore Guarantors, and upon the execution and delivery thereof and, assuming due authorization, execution and delivery by the Trustee, the Indenture as supplemented by the Supplemental Indenture will constitute the valid and binding agreement of each of the Encore Guarantors, except as enforceability may be limited by the Enforceability Exceptions.
(d) the Guarantee of each Encore Guarantor has been duly and validly authorized by that Encore Guarantor and, when the Supplemental Indenture is duly executed and delivered by the Encore Guarantors, the Guarantees of the Encore Guarantors will constitute valid and binding obligations of the Encore Guarantors, except as enforceability may be limited by the Enforceability Exceptions.
     3. Representations, Warranties and Agreements of the Company. The Company hereby makes as of the date hereof, with respect to the Encore Guarantors, jointly and severally with the Denbury Guarantors, each representation and warranty in the Underwriting Agreement relative to Denbury Guarantors, with each reference therein to Denbury Guarantors or Guarantors constituting for this purpose a reference to Encore Guarantors.
     4. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.
     5. Counterparts. This letter agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     6. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow]

     If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement among the Encore Guarantors party hereto and the several Underwriters in accordance with its terms.

[ENCORE GUARANTORS]
By
Name
Title:

DENBURY RESOURCES INC.*
By
Name
Title:

*For purposes of Section 3 of this letter agreement.

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